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                                                                   Exhibit 10.14


                           REVOLVING CREDIT AGREEMENT

                         Dated as of September 15, 1995


          This Agreement is between SECOND BANCORP, INC., a corporation formed under the laws of the State of Ohio ("Borrower"), and THE NORTHERN TRUST COMPANY, an Illinois banking corporation ("Lender"), with a banking office at 50 South LaSalle Street, Chicago, Illinois 60675.

                                 SECTION 1 LOANS
                                 ---------------


          SECTION 1.1 LOANS. Subject to the terms and conditions of this Agreement, Lender agrees to make loans to Borrower, from time to time from the date of this Agreement to (but excluding) September 15, 1997, at such times and in such amounts, not to exceed FIVE MILLION UNITED STATES DOLLARS ($5,000,000.00) (the "Commitment") at any one time outstanding, as Borrower may request (the "Loan(s)"). During such period Borrower may borrow, repay and reborrow hereunder. Each borrowing shall be in the amount of at least $100,000 or the remaining unused amount of the Commitment.

         SECTION 1.2 NOTE. The Loans shall be evidenced by a promissory note (the "Note"), substantially in the form of EXHIBIT A, with appropriate insertions, dated the date hereof, payable to the order of Lender and in the principal amount of the Commitment. Lender may at any time and from time to time at Lender's sole option attach a schedule (grid) to the Note and endorse thereon notations with respect to each Loan specifying the date and principal amount thereof, the applicable interest rate and rate option, and the date and amount of each payment of principal and interest made by Borrower with respect to each such Loan. Lender's endorsements as well as its records relating to Loans shall be rebuttably presumptive evidence of the outstanding principal and interest on the Loans, and, in the event of inconsistency, shall prevail over any records of Borrower and any written confirmations of Loans given by Borrower. The principal of the Note shall be payable on or before September 15, 1997.


                               SECTION 2 INTEREST
                               ------------------


          SECTION 2.1 INTEREST. The unpaid principal amount from time to time outstanding hereunder shall bear interest at the following rates per year:

                  (a) before maturity, whether by acceleration or otherwise, at the option of Borrower, subject to the terms hereof at a rate equal to:

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                           (i) two percent (2.0%) in addition to the "Federal
                  Funds Rate," defined as the weighted average of the rates on overnight Federal funds transactions, with members of the Federal Reserve System only, arranged by Federal funds brokers. The Federal Funds Rate shall be determined by the Lender on the basis of reports by Federal funds brokers to, and published daily by, the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities. If such publication is unavailable or the Federal Funds Rate is not set forth therein, the Federal Funds Rate shall be determined on the basis of any other source reasonably selected by the Lender. The Federal Funds Rate applicable each day shall be the Federal Funds Rate reported as applicable to Federal Funds transactions on that date. In the case of Saturday, Sunday or a legal holiday, the Federal Funds Rate shall be the rate applicable to Federal funds transactions on the immediately preceding day for which the Federal Funds Rate is reported; or

                           (ii) the "Prime Rate," which shall mean that rate of
                  interest per year announced from time to time by Lender called its prime rate, which rate may not at any time be the lowest rate charged by Lender (changes in the rate of interest on the Loan resulting from a change in the Prime Rate shall take effect on the date set forth in each announcement for a change in the Prime Rate); and

                  (b) after the maturity, whether by acceleration or otherwise, until paid, at a rate equal to two percent (2%) in addition to the rate in effect immediately prior to maturity (but not less than the Prime Rate in effect at maturity).

          SECTION 2.2 RATE SELECTION. Borrower shall select and change its selection of the interest rate as between the Federal Funds Rate and the Prime Rate to apply to at least $100,000 of any advance ("advance" referring to a Loan or portion thereof), subject to the requirements herein stated at the time any advance is made or at any time for the outstanding principal balance of any advance.

          SECTION 2.3 RATE CHANGES AND NOTIFICATIONS.

                  (a) FEDERAL FUNDS RATE. If Borrower wishes to borrow funds or to change the rate of interest on any advance, it shall, at or before 10:00 A.M., Chicago time on the date such borrowing or change is to take effect, which shall be a banking day of the Lender, give written or telephonic notice thereof, which shall be irrevocable. Such notice shall specify the advance and the desired interest rate option.

                  (b) FAILURE TO NOTIFY. If Borrower does not notify Lender as to its selection of the interest rate option with respect to any principal outstanding, then in the absence of such notice Borrower shall be deemed to have elected to have such principal continue to accrue interest at the same interest rate option. If Borrower does not notify Lender as to its selection of the interest rate option with respect to any new advance of principal, then


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          in the absence of such notice Borrower shall be deemed to have elected to have such initial advance accrue interest at the Federal Funds
          Rate.

          SECTION 2.5 ADDITIONAL PROVISIONS WITH RESPECT TO FEDERAL FUNDS RATE LOANS.

          The selection by Borrower of the Federal Funds Rate and the maintenance of advances at such rate shall be subject to the following additional terms and conditions:

                  (a) DETERMINABLE RATE. If, after Borrower has elected to borrow or maintain any advance at the Federal Funds Rate, Lender notifies Borrower that reasonable means do not exist for Lender to determine the Federal Funds Rate, as determined by the Lender in its sole discretion, then the principal subject to the Federal Funds Rate shall accrue or shall continue to accrue interest at the Prime Rate.

                  (b) PROHIBITION OF MAKING, MAINTAINING, OR REPAYMENT OF PRINCIPAL AT THE FEDERAL FUNDS RATE. If any treaty, statute, regulation, interpretation thereof, or any directive, guideline, or otherwise by a central bank or fiscal authority (whether or not having the force of law) shall either prohibit or extend the time at which any principal subject to the Federal Funds Rate may be purchased, maintained, or repaid, then on and as of the date the prohibition becomes effective, the principal subject to that prohibition shall continue at the Prime Rate.

          SECTION 2.6 BASIS OF COMPUTATION. Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days, including the date a Loan is made and excluding the date a Loan or any portion thereof is paid or prepaid.

          SECTION 2.7 INTEREST PAYMENT DATES. Accrued interest shall be paid on the first day of January, April, July and October in each year, at maturity and upon payment in full, beginning with the first of such dates to occur after the date of the first Loan hereunder. After maturity, whether by acceleration or otherwise, accrued interest shall be paid upon demand.

         SECTION 2.8 COMMITMENT FEE, REDUCTION OF COMMITMENT. Borrower agrees to pay Lender a commitment fee (the "Commitment Fee") of one-quarter (1/4) of 1% per year on the average daily unused amount of the Commitment. The Commitment Fee shall commence to accrue on the date of this Agreement and shall be paid on the first day of January, April, July and October in each year, beginning with the first of such dates to occur after the date of this Agreement, at maturity and upon payment in full. At any time or from time to time, upon at least ten days' prior written notice, which shall be irrevocable, Borrower may reduce the Commitment in the amount of at least $500,000 or in full. Upon any such reduction of any part of the unused Commitment, the Commitment Fee on the part reduced shall be paid in full as of the date of such reduction.

         SECTION 2.9 FACILITY FEE. Borrower shall pay Lender, on or before the making of the initial Loan, a facility fee in the amount of $10,000.


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                       SECTION 3 PAYMENTS AND PREPAYMENTS
                       ----------------------------------


          SECTION 3.1 FUNDS. All payments of principal, interest and Commitment Fee shall be made in immediately available funds to the Lender at its main banking office at 50 South LaSalle Street, Chicago, Illinois.


                    SECTION 4 REPRESENTATIONS AND WARRANTIES
                    ----------------------------------------


          To induce Lender to make each of the Loans, Borrower represents and warrants to Lender that:

          SECTION 4.1 ORGANIZATION. Borrower and any Subsidiary (as defined below) are existing and in good standing under the laws of their state of formation, and are duly qualified, in good standing and authorized to do business in each jurisdiction where failure to do so might have a material adverse impact on the consolidated assets, condition or prospects of Borrower. Borrower and any Subsidiary have the power and authority to own their properties and to carry on their businesses as now being conducted.

          SECTION 4.2 AUTHORIZATION; NO CONFLICT. The execution, delivery and performance of this Agreement and all related documents and instruments: (a) are within Borrower's powers; (b) have been authorized by all necessary corporate action; (c) have received any and all necessary governmental approval; and (d) do not and will not contravene or conflict with any provision of law or charter or by-laws of Borrower or any agreement affecting Borrower or its property.

          SECTION 4.3 FINANCIAL STATEMENTS. Borrower has supplied copies of the following financial or other statements to Lender:

                  (a) The Borrower's unaudited consolidated financial statements as at June 30, 1995; and

                  (b) The Borrower s audited consolidated and consolidating financial statements as at December 31, 1994.

Such statements have been furnished to Lender, have been prepared in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal year, and fairly present the financial condition of Borrower and any Subsidiary as at such dates and the results of their operations for the respective periods then ended. Since the date of those financial statements, no material, adverse change in the business, condition, properties, assets, operations, or prospects of Borrower or any Subsidiary has occurred of which Lender has not been advised in writing before this Agreement was signed. There is no known contingent


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liability of Borrower or any Subsidiary which is known to be in an amount in excess of $10,000 (excluding loan commitments, letters of credit, and other contingent liabilities incurred in the ordinary course of the banking business) in excess of insurance for which the insurer has confirmed coverage in writing which is not reflected in such financial statements or of which Lender has not been advised in writing before this Agreement was signed.

          SECTION 4.4 TAXES. Borrower and any Subsidiary have filed or caused to be filed all federal, state and local tax returns which, to the knowledge of Borrower or any Subsidiary, are required to be filed, and have paid or have caused to be paid all taxes as shown on such returns or on any assessment received by them, to the extent that such taxes have become due (except for current taxes not delinquent and taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been provided on the books of Borrower or the appropriate Subsidiary, and as to which no foreclosure, sale or similar proceedings have been commenced). Borrower and any Subsidiary have set up reserves which are adequate for the payment of additional taxes for years which have not been audited by the respective tax authorities.

          SECTION 4.5 LIENS. None of the assets of Borrower or any Subsidiary are subject to any mortgage, pledge, title retention lien, or other lien, encumbrance or security interest: except: (a) for current taxes not delinquent or taxes being contested in good faith and by appropriate proceedings; (b) for liens arising in the ordinary course of business for sums not due or sums being contested in good faith and by appropriate proceedings, but not involving any deposits or Loan or portion thereof or borrowed money or the deferred purchase price of property or services; (c) to the extent specifically shown in the financial statements referred to above; (d) for liens in favor of Lender; and
(e) liens and security interests securing deposits of public funds, repurchase agreements, Federal funds purchased, trust assets, and other similar liens granted in the ordinary course of the banking business.

          SECTION 4.6 ADVERSE CONTRACTS. Neither Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction, nor is it subject to any judgment, decree or order of any court or governmental body, which may have a material and adverse effect on the business, assets, liabilities, financial condition, operations or business prospects of Borrower and its Subsidiaries taken as a whole or on the ability of Borrower to perform its obligations under this Agreement or the Note. Neither Borrower nor any Subsidiary has, nor with reasonable diligence should have had, knowledge of or notice that it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any such agreement, instrument, restriction, judgment, decree or order.

          SECTION 4.7 REGULATION U. Borrower is not engaged principally in, nor is one of Borrower's important activities, the business of extending credit for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereinafter in effect.


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         SECTION 4.8 LITIGATION AND CONTINGENT LIABILITIES. No litigation
(including derivative actions), arbitration proceedings or governmental proceedings are pending or threatened against Borrower which would (singly or in the aggregate), if adversely determined, have a material and adverse effect on the financial condition, continued operations or prospects of Borrower or any Subsidiary, except as and if set forth (including estimates of the dollar amounts involved) in a schedule furnished by Borrower to Lender before this Agreement was signed.

          SECTION 4.9 SUBSIDIARIES. Attached hereto as EXHIBIT B is a correct and complete list of all Subsidiaries of Borrower.


                               SECTION 5 COVENANTS
                               -------------------


          Until all obligations of Borrower hereunder and under the Note are paid and fulfilled in full, Borrower agrees that it shall, and shall cause any Subsidiary to, comply with the following covenants, unless Lender consents otherwise in writing:

          SECTION 5.1 EXISTENCE, MERGERS, ETC. Borrower and any Subsidiary shall preserve and maintain their corporate, partnership or joint venture (as applicable) existence, and will not liquidate, dissolve, or sell, lease, transfer or otherwise dispose of all or a substantial part of their assets other than in the ordinary course of business as now conducted, except that:

                  (a) Any Subsidiary may merge or consolidate with or into Borrower or any one or more wholly-owned Subsidiaries; and

                  (b) Any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to Borrower or one or more wholly-owned Subsidiaries.

Borrower and any Subsidiary shall take all steps to become and remain duly qualified, in good standing and authorized to do business in each jurisdiction where failure to do so might have a material adverse impact on the consolidated assets, condition or prospects of Borrower.

          SECTION 5.2 REPORTS, CERTIFICATES AND OTHER INFORMATION. Borrower shall furnish (or cause to be furnished) to Lender:

                  (a) INTERIM REPORTS. Within forty-five (45) days after the end of each quarter of each fiscal year of Borrower, a copy of an unaudited financial statement of Borrower and any Subsidiary prepared on a consolidated basis consistent with the consolidated financial statements of Borrower and any Subsidiary referred to above, signed by an authorized officer of Borrower and consisting of at least: (i) a balance sheet as at the close of such quarter; and (ii) a statement of earnings and source and application of funds for such quarter and for the period from the beginning of such fiscal year to the close of such quarter.


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                  (b) AUDIT REPORT. Within 90 days after the end of each fiscal year of Borrower, a copy of an annual report of Borrower and any Subsidiary prepared on a consolidating and consolidated basis and in conformity with generally accepted accounting principles applied on a basis consistent with the consolidating and consolidated financial statements of Borrower and any Subsidiary referred to above, duly audited and certified by independent certified public accountants of recognized standing satisfactory to Lender, accompanied by an opinion without significant qualification.

                  (c) FDIC CALL REPORTS/NON-PERFORMING LOANS. Within forty-five
         (45) days after the end of each quarter of each fiscal year of each Subsidiary Bank, a copy of the Call Report furnished to the Federal Deposit Insurance Corporation with respect to such quarter by such Subsidiary Bank. If the foregoing Call Report does not state the amount of all loans made by such Subsidiary Bank that are ninety (90) days or more past due (either principal or interest), in non-accrual status, or listed as "other restructured" or "other real-estate owned" in any reports to regulatory authorities, then the Borrower shall furnish or cause such Subsidiary Bank to furnish Lender with a schedule of all such loans.

                  (d) CERTIFICATES. Contemporaneously with the furnishing of a copy of each annual report and of each quarterly statement provided for in this Section, a certificate dated the date of such annual report or such quarterly statement and signed by either the President, the Chief Financial Officer or the Treasurer of Borrower, to the effect that no Event of Default or Unmatured Event of Default has occurred and is continuing, or, if there is any such event, describing it and the steps, if any, being taken to cure it, and containing (except in the case of the certificate dated the date of the annual report) a computation of, and showing compliance with, any financial ratio or restriction contained in this Agreement.

                  (e) REPORTS TO SEC AND TO SHAREHOLDERS. Copies of each filing and report made by Borrower or any Subsidiary with or to any securities exchange or the Securities and Exchange Commission, except in respect of any single shareholder, and of each communication from Borrower or any Subsidiary to shareholders generally, promptly upon the filing or making thereof.

                  (f) NOTICE OF DEFAULT, LITIGATION AND ERISA MATTERS. Immediately upon learning of the occurrence of any of the following, written notice describing the same and the steps being taken by Borrower or any Subsidiary affected in respect thereof: (i) the occurrence of an Event of Default or an Unmatured Event of Default;
         (ii) the institution of, or any adverse determination in, any litigation, arbitration or governmental proceeding which is material to Borrower or any Subsidiary on a consolidated basis; (iii) the occurrence of a reportable event under, or the institution of steps by Borrower or any Subsidiary to withdraw from, or the institution of any steps to terminate, any employee benefit plans as to which Borrower or any of its Subsidiaries may have any liability and which may have a material adverse impact on the ability of Borrower to repay the Loans in full on a timely basis; or (iv) the issuance of any cease and desist order, memorandum


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         of understanding, cancellation of insurance, or proposed disciplinary action from the Federal Deposit Insurance Corporation or other regulatory entity.

                   (g) OTHER INFORMATION. From time to time such other information, financial or otherwise, concerning Borrower or any Subsidiary as Lender may reasonably request.

         SECTION 5.3 INSPECTION. At Borrower's expense if an Event of Default or Unmatured Event of Default has occurred or is continuing, Borrower and any Subsidiary shall permit Lender and its agents on reasonable notice at any time during normal business hours to inspect their properties and to inspect and make copies of their books and records.

         SECTION 5.4  FINANCIAL REQUIREMENTS.

                  (a) TOTAL DEBT TO NET WORTH. Borrower's total indebtedness for borrowed money (specifically excluding the indebtedness for borrowed money of Borrower's Subsidiaries) shall at all times be less than thirty-five percent (35%) of its Tangible Net Worth (provided that nothing in this paragraph shall permit Borrower to borrow except as specifically permitted elsewhere in this Agreement).

                  (b) LEVERAGE RATIO. Borrower shall at all times maintain a ratio of Tier I capital to average quarterly assets less all non-qualified intangible assets of greater than six percent (6%), calculated on a consolidated basis. Each Subsidiary Bank shall at all times maintain a ratio of Tier 1 capital to average quarterly assets less all non-qualified intangible assets of greater than six percent (6%).

                  (c) RISK-BASED CAPITAL RATIO. The Borrower shall at all times maintain a ratio of Total Capital to risk-weighted assets of greater than ten percent (10%). Each Subsidiary Bank shall at all times maintain a ratio of Total Capital to risk-weighted assets of greater than ten percent (10%).

                  (d) RETURN ON AVERAGE ASSETS. Borrower's consolidated net income shall be greater than three-quarters of one percent (.75%) of its average assets, calculated on an annualized basis as at the last day of each fiscal quarter of Borrower. The net income of each Subsidiary Bank shall be at least three-quarters of one percent (.75%) of its average assets, calculated on an annualized basis as at the last day of each fiscal quarter of such Subsidiary.

                  (e) NONPERFORMING ASSETS TO LOANS. All assets of Borrower on a consolidated basis classified as "non-performing" (which shall include all loans in non-accrual status, more than ninety (90) days past due in principal or interest, restructured or renegotiated, or listed as "other restructured" or "other real estate owned") on the Federal Deposit Insurance Corporation or other regulatory agency call report shall be less than three percent (3%) of the total loans of Borrower and on a consolidated basis. All assets of each Subsidiary Bank classified as "nonperforming" (which shall include all loans in non-accrual status, more than ninety (90) days past due in principal or interest, restructured or




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         renegotiated, or listed as "other restructured" or other real estate owned") on the Federal Deposit Insurance Corporation or other regulatory agency call report shall be less than three percent (3%) of the total loans of such Subsidiary Bank.

                  (f) LOAN LOSS RESERVES RATIO. Borrower shall maintain on a consolidated basis as at the last day of each fiscal quarter of each fiscal year a ratio of loan loss reserves to total loans which shall exceed one percent (1%). Each Subsidiary Bank shall maintain on the last day of each fiscal quarter of each fiscal year of such Subsidiary Bank a ratio of loan loss reserves to total loans which shall exceed one percent (1%). Borrower shall maintain on a consolidated basis as at the last day of each fiscal quarter of each fiscal year a ratio of loan loss reserves to nonperforming loans which shall exceed sixty-five percent (65%). Each Subsidiary Bank shall maintain on the last day of each fiscal quarter of each fiscal year a ratio of loan loss reserves to nonperforming loans which shall exceed sixty-five percent (65%).

         SECTION 5.5 INDEBTEDNESS, LIENS AND TAXES. Borrower and any Subsidiary shall:

                  (a) INDEBTEDNESS. Not incur, permit to remain outstanding, assume or in any way become committed for indebtedness in respect of borrowed money (specifically including but not limited to indebtedness in respect of money borrowed from financial institutions but excluding deposits), except: (i) indebtedness incurred hereunder or to Lender;
         (ii) indebtedness existing on the date of this Agreement shown on the financial statements furnished to Lender before this Agreement was signed; and (iii) indebtedness of the Subsidiary Banks arising in the ordinary course of the banking business of the Subsidiary Banks.

                  (b) LIENS. Not create, suffer or permit to exist any lien or encumbrance of any kind or nature upon any of their assets now or hereafter owned or acquired (specifically including but not limited to the capital stock of any of the Subsidiary Banks), or acquire or agree to acquire any property or assets of any character under any conditional sale agreement or other title retention agreement, but this Section shall not be deemed to apply to: (i) liens existing on the date of this Agreement of which Lender has been advised in writing before this Agreement was signed; (ii) liens of landlords, contractors, laborers or supplymen, tax liens, or liens securing performance or appeal bonds, or other similar liens or charges arising out of Borrower's business, provided that tax liens are removed before related taxes become delinquent and other liens are promptly removed, in either case unless contested in good faith and by appropriate proceedings, and as to which adequate reserves shall have been established and no foreclosure, sale or similar proceedings have commenced; (iii) liens in favor of Lender; and (iv) liens on the assets of any Subsidiary Bank arising in the ordinary course of the banking business of such Subsidiary Bank.

                  (c) TAXES. Pay and discharge all taxes, assessments and governmental charges or levies imposed upon them, upon their income or profits or upon any properties belonging to them, prior to the date on which penalties attach thereto, and all lawful


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         claims for labor, materials and supplies when due, except that no such tax, assessment, charge, levy or claim need be paid which is being contested in good faith by appropriate proceedings as to which adequate reserves shall have been established, and no foreclosure, sale or similar proceedings have commenced.

                  (d) GUARANTIES. Not assume, guarantee, endorse or otherwise become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or loan or any portion thereof any funds, assets, goods or services, or otherwise) with respect to the obligation of any other person or entity, except: (i) by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business, issuance of letters of credit or similar instruments or documents in the ordinary course of business; and (ii) except as permitted by this Agreement.

         SECTION 5.6 INVESTMENTS AND LOANS. Neither Borrower nor any Subsidiary shall make any loan, advance, extension of credit or capital contribution to, or purchase or otherwise acquire for a consideration, evidences of indebtedness, capital stock or other securities of any legal entity, except that Borrower and any Subsidiary may:

                  (a) purchase or otherwise acquire and own short-term money market items (specifically including but not limited to preferred stock mutual funds);

                  (b) invest, by way of purchase of securities or capital contributions, in the Subsidiary Banks or any other bank or banks, and upon Borrower's purchase or other acquisition of fifty percent (50%) of the stock of any bank, such bank shall thereupon become a "Subsidiary Bank" for all purposes under this Agreement;

                  (c) invest, by way of loan, advance, extension of credit (whether in the form of lease, conditional sales agreement, or otherwise), purchase of securities, capital contributions, or otherwise, in subsidiaries other than banks or Subsidiary Banks; and

                  (d) make any investment permitted by applicable governmental laws and regulations.

Nothing in this Section 5.6 shall prohibit the Borrower or any Subsidiary Bank from making loans, advances, or other extensions of credit in the ordinary course of banking upon substantially the same terms as heretofore extended by them in such business or upon such terms as may at the time be customary in the banking business.

          SECTION 5.7 CAPITAL STRUCTURE AND DIVIDENDS. Neither Borrower nor any Subsidiary shall purchase or redeem, or obligate itself to purchase or redeem, any shares of Borrower's capital stock, of any class, issued and outstanding from time to time, or any partnership, joint venture or other equity interest in Borrower or any Subsidiary; PROVIDED that the foregoing shall not apply to or restrict the redemption by Borrower of its presently-outstanding convertible preferred stock. Borrower shall continue to own, directly or indirectly,


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the same (or greater) percentage of the stock and partnership, joint venture or other equity interest in each Subsidiary that it held on the date of this Agreement, and no Subsidiary shall issue any additional stock or partnership, joint venture or other equity interests, options or warrants in respect thereof, or securities convertible into such securities or interests, other than to Borrower.

         SECTION 5.8 MAINTENANCE OF PROPERTIES. Borrower and any Subsidiary shall maintain, or cause to be maintained, in good repair, working order and condition, all their properties (whether owned or held under lease), and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

          SECTION 5.9 INSURANCE. Borrower and any Subsidiary shall maintain insurance in responsible companies in such amounts and against such risks as is required by law and such other insurance, in such amount and against such hazards and liabilities, as is customarily maintained by bank holding companies and banks similarly situated. Each Subsidiary Bank shall have deposits insured by the Federal Deposit Insurance Corporation.

         SECTION 5.10  USE OF PROCEEDS.

                  (a) GENERAL. Borrower and any Subsidiary shall not use or permit any proceeds of the Loans to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying any margin stock" within the meaning of Regulations U or X of the Board of Governors of the Federal Reserve System, as amended from time to time. If requested by Lender, Borrower and any Subsidiary will furnish to Lender a statement in conformity with the requirements of Federal Reserve Form U-1. No part of the proceeds of the Loans will be used for any purpose which violates or is inconsistent with the provisions of Regulation U or X of the Board of Governors.

                  (b) TENDER OFFERS AND GOING PRIVATE. Neither Borrower nor any Subsidiary shall use (or permit to be used) any proceeds of the Loans to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended, or any regulations or rulings thereunder.

          SECTION 5.11 WELL CAPITALIZED. Each Subsidiary Bank shall at all times be at least "well capitalized" as defined in the Federal Deposit Insurance Corporation Improvement Act of 1991 and any regulations to be issued thereunder, as such statute or regulation may be amended or supplemented from time to time.

                         SECTION 6 CONDITIONS OF LENDING
                         -------------------------------


         SECTION 6.1 DOCUMENTATION; NO DEFAULT. The obligation of Lender to make any Loan is subject to the following conditions precedent:

                  (a) INITIAL DOCUMENTATION. Lender shall have received all of the following promptly upon the execution and delivery hereof, each duly executed and dated the date hereof, in form and substance satisfactory to Lender and its counsel, at the expense of Borrower, and in such number of signed counterparts as Lender may request (except for the Note, of which only the original shall be signed):

                           (i) NOTE. The Note in the form of EXHIBIT A, with
                  appropriate insertions;

                           (ii) RESOLUTION; CERTIFICATE OF INCUMBENCY. A copy of
                  a resolution of the Board of Directors of Borrower authorizing or ratifying the execution, delivery and performance, respectively, of this Agreement, the Note and the other documents provided for in this Agreement, certified by an appropriate officer of Borrower, together with a certificate of an appropriate officer of Borrower, certifying the names of the officer(s) of Borrower authorized to sign this Agreement, the Note and the other documents provided for in this Agreement, together with a sample of the true signature of each such person (Lender may conclusively rely on such certificate until formally advised by a like certificate of any changes therein);

                           (iii) GOVERNING DOCUMENTS. A copy of the articles of
                  incorporation and by-laws of Borrower, certified by an appropriate officer of Borrower;

                           (iv) CERTIFICATE OF NO DEFAULT. A certificate signed
                  by an appropriate officer of Borrower to the effect that: (A) no Event of Default or Unmatured Event of Default has occurred and is continuing or will result from the making of the first Loan; and (B) the representations and warranties of Borrower contained herein are true and correct as at the date of the first Loan as though made on that date;

                           (v) OPINION OF COUNSEL TO BORROWER. An opinion of
                  counsel to Borrower to such effect as Lender may require; and

                           (vi) MISCELLANEOUS. Such other documents and
                  certificates as Lender may reasonably request.

                  (b) REPRESENTATIONS AND WARRANTIES TRUE. At the date of each Loan, Borrower's representations and warranties set forth herein shall be true and correct as of such date as though made on such date.

                  (c) NO DEFAULT. At the time of each Loan, and immediately after giving effect to such Loan, no Event of Default or Unmatured Event of Default shall have occurred and be continuing at the time of such Loan, or would result from the making of such Loan.

         SECTION 6.2 AUTOMATIC UPDATE OF REPRESENTATIONS AND WARRANTIES AND NO-DEFAULT CERTIFICATE; CERTIFICATE AT LENDER'S OPTION. The request by Borrower for any Loan shall be deemed a representation and warranty by Borrower that the statements in subsections (b) and (c) of Section 6.1 are true and correct on and as at the date of such Loan. Upon receipt of each Loan request Lender in its sole discretion shall have the right to request that Borrower provide to Lender, prior to Lender's funding of the Loan, a certificate executed by Borrower's President, Treasurer, or Chief Financial Officer to such effect.


                                SECTION 7 DEFAULT
                                -----------------


         SECTION 7.1 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default":

                  (a) failure to pay, when and as due, any principal, interest or other amounts payable hereunder; or

                  (b) any default, event of default, or similar event shall occur or continue under any other instrument, document, note, agreement, or guaranty delivered to Lender in connection with this Agreement, or any such instrument, document, note, agreement, or guaranty shall not be, or shall cease to be, enforceable in accordance with its terms; or

                  (c) there shall occur any default or event of default, or any event or condition that might become such with notice or the passage of time or both, or any similar event, or any event that requires the prepayment of borrowed money or the acceleration of the maturity thereof, under the terms of any evidence of indebtedness or other agreement issued or assumed or entered into by Borrower or any Subsidiary, or under the terms of any indenture, agreement, or instrument under which any such evidence of indebtedness or other agreement is issued, assumed, secured, or guaranteed, and such event shall continue beyond any applicable period of grace; or

                  (d) any representation, warranty, schedule, certificate, financial statement, report, notice, or other writing furnished by or on behalf of Borrower or any Subsidiary to Lender is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified; or

                  (e) Borrower or any Subsidiary shall fail to comply with
         Section 5.1 hereof; or failure to comply with or perform any agreement or covenant of Borrower contained herein, which failure does not otherwise constitute an Event of Default, and such failure shall continue unremedied for thirty (30) days after notice thereof to Borrower by Lender; or

                  (f) any person or entity that does not on the date hereof own stock of Borrower having 15% or more of the voting power of all of Borrower's stock, shall obtain control directly or indirectly of Borrower, whether by purchase or gift of stock or assets, by contract, or otherwise; or

                  (g) any proceeding (judicial or administrative) shall be commenced against Borrower or any Subsidiary, or with respect to any assets of Borrower or any Subsidiary, which shall threaten to have a material and adverse effect on the assets, condition or prospects of Borrower or any Subsidiary; or final judgment(s) and/or settlement(s) in an aggregate amount in excess of $1,000,000 in excess of insurance for which the insurer has confirmed coverage in writing, a copy of which writing has been furnished to Lender, shall be entered or agreed to in any suit or action commenced against Borrower or any Subsidiary; or

                  (h) the Federal Deposit Insurance Corporation or other regulatory entity shall issue or agree to enter into a letter agreement, memorandum of understanding, or a cease and desist order against the Borrower or any Subsidiary; or the Federal Deposit Insurance Corporation or other regulatory entity shall issue or enter into an agreement, order, or take any similar action against the Borrower or any Subsidiary materially adverse to the business or operation of the Borrower or any Subsidiary; or

                  (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, liquidation, dissolution, or similar proceeding, domestic or foreign, is instituted by or against Borrower or any Subsidiary; or Borrower or any Subsidiary shall take any steps toward, or to authorize, such a proceeding; or

                  (j) Borrower or any Subsidiary shall become insolvent, generally shall fail or be unable to pay its debts as they mature, shall admit in writing its inability to pay its debts as they mature, shall make a general assignment for the benefit of its creditors, shall enter into any composition or similar agreement, or shall suspend the transaction of all or a substantial portion of its usual business.

         SECTION 7.2  DEFAULT REMEDIES.

                  (a) Upon the occurrence and during the continuance of any Event of Default specified in Section 7.1 (a)-(h), Lender at its option may declare the Note (principal, interest and other amounts) and any other amounts owed to the Lender, including without limitation any accrued but unpaid

         Commitment Fee, immediately due and payable without notice or demand of any kind. Upon the occurrence of any Event of Default specified in
         Section 7.1 (i) or (j), the Note (principal, interest and other amounts) and any other amounts owed to the Lender, including without limitation any accrued but unpaid Commitment Fee, shall be immediately and automatically due and payable without action of any kind on the part of Lender. Upon the occurrence and during the continuance of any Event of Default, any obligation of Lender to make any Loan shall immediately and automatically terminate without action of any kind on the part of Lender, and Lender may exercise any rights and remedies under this Agreement, the Note, any related document or instrument (including without limitation any pertaining to collateral), and at law or in equity.

                  (b) Lender may, by written notice to Borrower, at any time and from time to time, waive any Event of Default or Unmatured Event of Default, which shall be for such period and subject to such conditions as shall be specified in any such notice. In the case of any such waiver, Lender and Borrower shall be restored to their former position and rights hereunder, and any Event of Default or Unmatured Event of Default so waived shall be deemed to be cured and not continuing; but no such waiver shall extend to or impair any subsequent or other Event of Default or Unmatured Event of Default. No failure to exercise, and no delay in exercising, on the part of Lender of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of Lender herein provided are cumulative and not exclusive of any rights or remedies provided by law.


                              SECTION 8 DEFINITIONS
                              ---------------------


         SECTION 8.1 GENERAL. As used herein:

                   (a) The term "Banking Day" means a day on which Lender is open at its main office for the purpose of conducting a commercial banking business and is not authorized to close.

                   (b) The term "Subsidiary" means any corporation, partnership, joint venture, trust, or other legal entity of which Borrower owns directly or indirectly fifty percent (50%) or more of the outstanding voting stock or interest, or of which Borrower has effective control, by contract or otherwise. The term Subsidiary includes each Subsidiary Bank unless stated otherwise explicitly.

                   (c) The term "Subsidiary Bank" means each Subsidiary which is a bank.

                   (d) The term "Tangible Net Worth" shall mean at any date the total shareholders' equity (including all classes of capital stock, capital surplus, additional paid-in capital, retained earnings, contingencies, and capital reserves), MINUS the cost of common stock reacquired by the Borrower and other capital accounts of the Borrower at such date, MINUS goodwill, patents, trademarks, service marks, trade names, copyrights, and all intangible assets (including without limitation "core-deposit intangibles" and unidentifiable intangibles resulting from acquisitions) and all items that are treated as intangible assets under generally accepted accounting principles or that otherwise fit within the definition of "intangible assets" in the instructions for the call report of the Federal Deposit Insurance Corporation.

                   (e) The term "Tier 1 capital" means the same as that determined under the capital formula currently used by the Federal Reserve Board.

                   (f) The term "Total Capital" means the same as that determined under the capital formula currently used by the Federal Reserve Board.

                   (g) The term "Unmatured Event of Default" means an event or condition which would become an Event of Default with notice or the passage of time or both.

                   (h) Except as and unless otherwise specifically provided herein, all accounting terms shall have the meanings given to them by generally accepted accounting principles and shall be applied and all reports required by this Agreement shall be prepared, in a manner consistent with the financial statements referred to above.

          Terms defined elsewhere in this Agreement shall have the respective meanings there stated.

         SECTION 8.2 APPLICABILITY OF SUBSIDIARY REFERENCES. Terms hereof pertaining to any Subsidiary shall apply only during such times as Borrower has any Subsidiary.


                      SECTION 9 NO INTEREST OVER LEGAL RATE
                      -------------------------------------


          Borrower does not intend or expect to pay, nor does Lender intend or expect to charge, accept or collect any interest which, when added to any fee or other charge upon the principal which may legally be treated as interest, shall be in excess of the highest lawful rate. If acceleration, prepayment or any other charges upon the principal or any portion thereof, or any other circumstance, result in the computation or earning of interest in excess of the highest lawful rate, then any and all such excess is hereby waived and shall be applied against the remaining principal balance. Without limiting the generality of the foregoing, and notwithstanding anything to the contrary contained herein or otherwise, no deposit of funds shall be required in connection herewith which will, when deducted from the principal amount outstanding hereunder, cause the rate of interest hereunder to exceed the highest lawful rate.


                            SECTION 10 PAYMENTS, ETC.
                            -------------------------


          All payments hereunder shall be made in immediately available funds, and shall be applied first to accrued interest and then to principal; however, if an Event of Default occurs,

Lender may, in its sole discretion, and in such order as it may choose, apply any payment to interest, principal and/or lawful charges and expenses then accrued. Borrower shall receive immediate credit on payments received during Lender's normal banking hours if made in cash, immediately available funds, or by debit to available balances in an account at Lender; otherwise payments shall be credited after clearance through normal banking channels. Borrower authorizes Lender to charge any account of Borrower maintained with Lender for any amounts of principal, interest, taxes, duties, or other charges or amounts due or payable hereunder, with the amount of such payment subject to availability of collected balances in Lender's discretion; unless Borrower instructs otherwise, all Loans shall be credited to an account(s) of Borrower with Lender. LENDER AT ITS OPTION MAY MAKE LOANS HEREUNDER UPON TELEPHONIC INSTRUCTIONS AND IN SO DOING SHALL BE FULLY ENTITLED TO RELY SOLELY UPON INSTRUCTIONS, INCLUDING INSTRUCTIONS TO MAKE TRANSFERS TO THIRD PARTIES, REASONABLY BELIEVED BY LENDER TO HAVE BEEN GIVEN BY AN AUTHORIZED PERSON, WITHOUT INDEPENDENT INQUIRY OF ANY TYPE. All payments shall be made without deduction for or on account of any present or future taxes, duties or other charges levied or imposed on this Agreement, the Note, the Loans or the proceeds, Lender or Borrower by any government or political subdivision thereof. Borrower shall upon request of Lender pay all such taxes, duties or other charges in addition to principal and interest, including without limitation all documentary stamp and intangible taxes, but excluding income taxes based solely on Lender's income.


                                SECTION 11 SETOFF
                                -----------------


          At any time and without notice of any kind, any account, deposit or other indebtedness owing by Lender to Borrower, and any securities or other property of Borrower delivered to or left in the possession of Lender or its nominee or bailee, may be set off against and applied in payment of any obligation hereunder, whether due or not.


                               SECTION 12 NOTICES
                               ------------------


          All notices, requests and demands to or upon the respective parties hereto shall be deemed to have been given or made when deposited in the mail, postage prepaid, addressed if to Lender to its office indicated above (Attention: Division Head, Correspondent Services Division), and if to Borrower to its address set forth below, or to such other address as may be hereafter designated in writing by the respective parties hereto or, as to Borrower, may appear in Lender's records.

                            SECTION 13 MISCELLANEOUS
                            ------------------------


         This Agreement and any document or instrument executed in connection herewith shall be governed by and construed in accordance with the internal law of the State of Illinois, and shall be deemed to have been executed in the State of Illinois. Unless the context requires otherwise, wherever used herein the singular shall include the plural and vice versa, and the use of one gender shall also denote the other. Captions herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof; references herein to Sections or provisions without reference to the document in which they are contained are references to this Agreement. This Agreement shall bind Borrower successors and assigns, and shall inure to the benefit of Lender, its successors and assigns, except that Borrower may not transfer or assign any of its rights or interest hereunder without the prior written consent of Lender. Borrower agrees to pay upon demand all expenses (including without limitation attorneys' fees, legal costs and expenses, and time charges of attorneys who may be employees of Lender, in each case whether in or out of court, in original or appellate proceedings or in bankruptcy) incurred or paid by Lender or any holder hereof in connection with the enforcement or preservation of its rights hereunder or under any document or instrument executed in connection herewith. Except as otherwise specifically provided herein, Borrower expressly and irrevocably waives presentment, protest, demand and notice of any kind in connection herewith. Lender may, by written notice to Borrower, at any time and from time to time, waive any Event of Default or Unmatured Event of Default, which shall be for such period and subject to such conditions as shall be specified in any such notice. In the case of any such waiver, Lender and Borrower shall be restored to their former position and rights hereunder and under the Note, respectively, and any Event of Default or Unmatured Event of Default so waived shall be deemed to be cured and not continuing; but no such waiver shall extend to or impair any subsequent or other Event of Default or Unmatured Event of Default. No failure to exercise, and no delay in exercising, on the part of Lender of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of Lender herein provided are cumulative and not exclusive of any rights or remedies provided by law.


                      SECTION 14 WAIVER OF JURY TRIAL, ETC.
                      -------------------------------------


         BORROWER HEREBY IRREVOCABLY AGREES THAT, SUBJECT TO LENDER'S SOLE AND ABSOLUTE ELECTION, ALL SUITS, ACTIONS OR OTHER PROCEEDINGS WITH RESPECT TO, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT OR INSTRUMENT EXECUTED IN CONNECTION HEREWITH SHALL BE SUBJECT TO LITIGATION IN COURTS HAVING SITUS WITHIN OR JURISDICTION OVER COOK COUNTY, ILLINOIS. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED IN OR HAVING JURISDICTION OVER SUCH COUNTY, AND HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO REQUEST OR DEMAND TRIAL BY JURY, TO TRANSFER OR CHANGE THE VENUE OF ANY SUIT, ACTION OR

OTHER PROCEEDING BROUGHT BY LENDER IN ACCORDANCE WITH THIS PARAGRAPH, OR TO CLAIM THAT ANY SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

SECOND BANCORP, INC.                          THE NORTHERN TRUST COMPANY

By:  /s/ George R. Dovich                     By: /s/ T. E. Bernhardt
    ------------------------------               ------------------------------

Title:  Vice President                        Title:  Vice President
      ----------------------------                  ---------------------------